UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2007

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-2255	54-0418825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	232219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 14, 2007, Virginia Electric and Power Company (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $600,000,000 aggregate principal amount of the Company’s 2007 Series A 6.0% Senior Notes Due 2037. Such Senior Notes, which are designated the 2007 Series A 6.0% Senior Notes Due 2037, are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on January 9, 2006 (File No. 333-130932). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

A form of the Fourteenth Supplemental Indenture to the Company’s June 1, 1998 Senior Indenture, pursuant to which the 2007 Series A 6.0% Senior Notes Due 2037 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits
1.1	Underwriting Agreement, dated May 14, 2007, between the Company and Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Form of Senior Indenture, dated June 1, 1998, between the Company and The Bank of New York (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (Exhibit 4 (ii), Form S-3, Registration Statement, File No. 333-47119, as filed on February 27, 1998, incorporated by reference).

4.2	Form of Fourteenth Supplemental Indenture to the Senior Indenture pursuant to which the 2007 Series A 6.0% Senior Notes Due 2037 will be issued. The form of the 2007 Series A 6.0% Senior Notes Due 2037 is included as Exhibit A to the form of the Fourteenth Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP.*

12.1	Ratio of Earnings to Fixed Charges.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/S/ G. SCOTT HETZER
Name: G. Scott Hetzer
Title: Senior Vice President and Treasurer

Date: May 16, 2007